Exhibit 99.1

Target Hospitality Announces Launch of Secondary Offering and Concurrent Stock Repurchase

THE WOODLANDS, Texas, September 8, 2026 – Target Hospitality Corp. (“Target Hospitality” or the “Company”) (Nasdaq: TH), one of North America's largest providers of vertically integrated modular accommodations and value-added hospitality services, today announced the launch of an underwritten, secondary offering (the “Offering”) of 12,000,000 shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”), subject to market and other conditions. The Shares are being offered by Arrow Holdings S.à r.l. and MFA Global S.à r.l. (collectively, the “Selling Stockholders”), entities controlled by TDR Capital LLP, acting in its capacity as investment fund manager. The Company is not offering any shares in the Offering and will not receive any of the proceeds from the Offering. The Selling Stockholders have also granted the underwriters a 30-day option to purchase up to an additional 1,800,000 shares of Common Stock.

Additionally, subject to the completion of the Offering, the Company intends to purchase from the underwriters shares of its Common Stock (the “Repurchase Shares”) that are subject to the Offering with an aggregate purchase price of up to $30,000,000, at a price per share equal to the price per share to be paid by the underwriters to the Selling Stockholders in the Offering (the “Stock Repurchase”). The completion of the Stock Repurchase is expected to occur concurrently with the closing of the Offering. The Repurchase Shares will be held by the Company as treasury shares following the completion of the Stock Repurchase. The Company expects to fund the Stock Repurchase with cash on hand together with borrowings under its ABL Credit Facility.

Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC are acting as book-running managers for the Offering.

The Offering is being made pursuant to an effective shelf registration statement on Form S-3, including a base prospectus, that was initially filed with the Securities and Exchange Commission (the “SEC”) on April 10, 2019 and subsequently declared effective by the SEC on May 16, 2019 and is available on the SEC’s website at www.sec.gov. The Offering may only be made by means of a prospectus supplement and the accompanying prospectus that will form a part of the registration statement. A preliminary prospectus supplement and the accompanying prospectus relating to the Offering will be filed with the SEC and will be available on the SEC’s website. Copies of the preliminary prospectus supplement and the accompanying prospectus, when available, may be obtained from: Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014; Deutsche Bank Securities Inc., Attn: Prospectus Department, 1 Columbus Circle, New York, NY 10019, by telephone at (800) 503-4611, or by email at Prospectus.Ops@db.com; and J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, nor shall there be any sale of securities of the Company in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements made in this press release are "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: operational, economic, including inflation, political and regulatory risks; our ability to effectively compete in the specialty rental accommodations and hospitality services industry, including growing the HFS - South, Workforce Hospitality Solutions and Government segments; our ability to execute, expand, and manage WHS projects supporting critical mineral development, power generation, and data center infrastructure projects, including risks related to construction execution, permitting, labor availability, and timely completion of community buildouts; our ability to achieve margin improvement through the effective servicing of contracts in our WHS segment; effective management, utilization, and performance, of our communities (including workforce hubs); natural disasters and other business disruptions including outbreaks of epidemic or pandemic disease; the duration of any future public health crisis, related economic repercussions and the resulting negative impact to global economic demand; the effect of changes in state building codes on marketing our buildings; changes in demand within a number of key industry end-markets and geographic regions, including natural resources, critical minerals, and data center/AI infrastructure; changes in customer capital spending, project schedules, or end-user demand that may result in delays, non-renewals, or cancellations of contracts, including the contract that is terminable for convenience in the Government segment; our reliance on third party manufacturers, suppliers and service providers; our ability to attract and retain key personnel and maintain workforce availability for specialized hospitality and construction operations; increases in raw material, food, labor or other operating costs; the effect of impairment charges on our operating results; our future operating results fluctuating, failing to match performance or to meet expectations; our exposure to various possible claims and the potential inadequacy of our insurance coverage; unanticipated changes in our tax obligations; our obligations under various laws and regulations, including those applicable to government contracts; the effect of litigation, judgments, orders, regulatory or customer bankruptcy proceedings on our business; our ability to successfully acquire and integrate new operations; global, national or local economic and political developments, including any changes in policy under the current or any future U.S. presidential administrations; federal government budgeting and appropriations; our ability to effectively manage our credit risk and collect on our accounts receivable; our ability to fulfill Target Hospitality’s public company obligations; cybersecurity threats, incidents, or failures of our management information systems; and risks related to our liquidity, access to capital markets, and obligations under existing or future debt agreements, including compliance with financial covenants. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact Information

Investor Contact:

Mark Schuck

(832) 702 – 8009

ir@targethospitality.com